                                                                      EXHIBIT 11

                                 BAYBANKS, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                        FOR THE YEARS ENDED DECEMBER 31
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                       1994            1993
                                                                    -----------     -----------
Primary:
Weighted average shares...........................................   18,870,238      18,671,222
Common stock equivalents (CSE):
  Stock options...................................................      303,286         282,175
                                                                    -----------     -----------
Primary weighted average shares...................................   19,173,524      18,953,397
                                                                     ==========      ==========
Income before cumulative effect of accounting change..............      108,369          67,651
Less cumulative effect of accounting change.......................          932         --
                                                                    -----------     -----------
Net income........................................................  $   107,437     $    67,651
                                                                     ==========      ==========
Primary earnings per share:
  Income before cumulative effect of accounting change............  $      5.65     $      3.57
  Less cumulative effect of accounting change.....................         0.05         --
                                                                    -----------     -----------
  Net income......................................................  $      5.60     $      3.57
                                                                     ==========      ==========
Fully diluted:
Weighted average shares...........................................   18,870,238      18,671,222
Common stock equivalents (CSE):
  Stock options...................................................      303,286         282,175
Stock options not CSE.............................................        3,761          47,283
5% convertible debentures.........................................      --                3,709(1)
                                                                    -----------     -----------
Fully diluted weighted average shares.............................   19,177,285      19,004,389
                                                                     ==========      ==========
Income before cumulative effect of accounting change..............  $   108,369     $    67,651
Less cumulative effect of accounting change.......................          932         --
                                                                    -----------     -----------
Net income........................................................      107,437          67,651
5% debentures interest expense -- net of tax......................      --                    2
                                                                    -----------     -----------
Net income -- fully diluted basis.................................  $   107,437     $    67,653
                                                                     ==========      ==========
Fully diluted earnings per share:
  Income before cumulative effect of accounting change............  $      5.65     $      3.56
  Less cumulative effect of accounting change.....................         0.05         --
                                                                    -----------     -----------
  Net income......................................................  $      5.60     $      3.56
                                                                     ==========      ==========

- ---------------

(1) $51 convertible at $13.75 per share.

                                       64